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                                                                       EXHIBIT 6


   FREDERICK R. BELLAMY
   DIRECT LINE: 202.383.0126
   Internet: fbellamy@sablaw.com


                                                      November 21, 2001





Western Reserve Life Assurance Company of Ohio
570 Carillon Parkway
St. Petersburg, FL  33716

                  Re:      WRL Series Life Corporate Account
                           File No. 333-57681
                           ---------------------------------

Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of Post-Effective Amendment No. 8 to the Form S-6 registration statement for WRL Series Life Corporate Account (File No. 333-57681). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                            Sincerely,

                            SUTHERLAND ASBILL & BRENNAN LLP



                            By: /s/ FREDERICK R. BELLAMY
                               ------------------------------------------
                                     Frederick R. Bellamy, Esq.

FRB/amv